Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Allan Hosack
Chief Financial Officer
414.459.4010
allanhosack@wsbonline.com

FOR IMMEDIATE RELEASE

WATERSTONE FINANCIAL, INC. ANNOUNCES RESULTS OF OPERATIONS FOR THE QUARTER AND THE YEAR ENDED DECEMBER 31, 2014.

WAUWATOSA, WI – 3/6/2015 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income for the year ended December 31, 2014 of $12.7 million, compared to $14.7 for the year ended December 31, 2013. For the year ended December 31, 2014, net income per diluted share was $0.38 as compared to $0.43 for the year ended December 31, 2013.

Waterstone Financial, Inc. reported net income of $2.3 million, or $0.08 per share, for the quarter ended December 31, 2014, compared to $4.7 million, or $0.14 per share, for the quarter ended September 30, 2014 and $1.9 million, or $0.06 per share, for the quarter ended December 31, 2013.

 "Our banking segment net income increased $963,000 or 11% compared to 2013 due to higher net interest income and reduced provision expense from continued improving asset quality," said Douglas Gordon, President and Chief Executive Officer of the Company.  "The net income results of our mortgage banking segment are up $1.2 million over the last two quarters of 2014 compared to the last two quarters of 2013, as well. This is related to stronger loan origination volumes and improved efficiency.  We look forward to 2015 as we deploy our significant capital in expanding our service offerings with wealth management, growing our bank branch network, and increasing our mortgage origination footprint."

Fiscal 2014 Highlights

·	Total non-performing assets decreased $16.9 million or 23.0% to $56.7 million from $73.6 million at December 31, 2013
·	Net interest income increased $2.1 million or 5.4% to $41.3 million for the year ended December 31, 2014 compared to $39.2 million for the year ended December 31, 2013.
·	Past due loans decreased by $9.9 million, or 22.4%, to $34.1 million at December 31, 2014 from $44.0 million at December 31, 2013. Loans past due less than 90 days decreased by $4.2 million, or 31.8%, to $9.0 million at December 31, 2014 from $13.2 million at December 31, 2013.

Community banking segment net income totaled $10.0 million for the current year compared to $9.0 million for the prior year.  Community banking operations were positively impacted by a $1.4 million increase in net interest income to $39.6 million for the year ended December 31, 2014 compared to $38.1 million for the year ended December 31, 2013.  Net income for the community banking segment was also positively impacted by a $3.7 million decline in provision for loan losses to $750,000 in 2014 due to the improving credit quality metrics.  Expenses related to real estate owned increased $2.2 million, to $2.5 million for the year ended December 31, 2014, compared to the year ended December 31, 2013 due to significant gains recorded in 2013.

While the mortgage banking segment net income results over the last two quarters are up compared to the last two quarters in 2013, the mortgage banking segment net income decreased $3.0 million for the year ended December 31, 2014 compared to December 31, 2013.  Net income was $2.4 million in the current year compared to $5.5 million in the prior year.  Mortgage banking operations were negatively impacted by a lower volume of loans originated during the first two quarters of 2014 compared to the first two quarters of 2013 along with higher operating expenses prior to efficiency gains.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, holding company headquartered in Wauwatosa, WI.  With $1.8 billion in assets at December 31, 2014, Waterstone has nine community bank branches in the metropolitan Milwaukee market, a loan production office in Minneapolis, Minnesota, and mortgage banking offices in sixteen states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form  10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year Ended December 31,
	2014	2013
	(In thousands, except per share amounts)
Interest income:
Loans	$57,316	58,470
Mortgage-related securities	2,996	1,849
Debt securities, federal funds sold and short-term investments	3,322	2,545
Total interest income	63,634	62,864
Interest expense:
Deposits	4,926	5,215
Borrowings	17,401	18,443
Total interest expense	22,327	23,658
Net interest income	41,307	39,206
Provision for loan losses	1,150	4,532
Net interest income after provision for loan losses	40,157	34,674
Noninterest income:
Service charges on loans and deposits	1,486	1,337
Increase in cash surrender value of life insurance	1,290	1,076
Total gain (loss) on other-than-temporary impaired investment	44	-
Portion of (gain) loss recognized in other comprehensive income (before tax)	(61)	-
Net impairment losses recognized in earnings	(17)	-
Mortgage banking income	77,982	80,260
(Loss) gain on sale of available for sale securities	-	(9)
Other	3,827	5,135
Total noninterest income	84,568	87,799
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	69,172	68,807
Occupancy, office furniture, and equipment	10,369	8,165
Advertising	2,949	3,085
Data processing	2,245	2,032
Communications	1,690	1,557
Professional fees	2,393	2,386
Real estate owned	2,482	255
FDIC insurance premiums	1,395	1,986
Other	12,123	10,871
Total noninterest expenses	104,818	99,144
Income before income taxes	19,907	23,329
Income tax expense	7,175	8,621
Net income	$12,732	14,708
Income per share:
Basic	$0.38	0.43
Diluted	$0.38	0.43
Performance Ratios:
Return on average assets (1)	0.71%	0.90%
Return on average equity (1)	2.89%	7.01%
Net interest margin (1)	2.44%	2.56%
(1)	These performance ratios are significantly impacted by our capital raise in 2014.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	December 31,	December 31,
	2014	2013
Assets	(In thousands, except per share amounts)
Cash	$145,846	428,832
Federal funds sold	21,268	93
Interest-earning deposits in other financial institutions and other short term investments	5,706	244
Cash and cash equivalents	172,820	429,169
Securities available for sale (at fair value)	273,443	213,418
Loans held for sale (at fair value)	125,073	97,021
Loans receivable	1,094,990	1,092,676
Less: Allowance for loan losses	18,706	24,264
Loans receivable, net	1,076,284	1,068,412

Office properties and equipment, net	25,562	27,090
Federal Home Loan Bank stock (at cost)	17,500	17,500
Cash surrender value of life insurance	50,848	39,378
Real estate owned, net	18,706	22,663
Prepaid expenses and other assets	23,144	32,388
Total assets	1,783,380	1,947,039

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	92,162	93,275
Money market and savings deposits	119,163	513,716
Time deposits	652,635	637,750
Total deposits	863,960	1,244,741

Short-term borrowings	-	21,197
Long-term borrowings	434,000	434,000
Advance payments by borrowers for taxes	4,991	2,482
Other liabilities	30,192	30,147
Total liabilities	1,333,143	1,732,567

Shareholders' equity:
Common stock	344	341
Additional paid-in capital	313,894	110,480
Retained earnings	157,304	151,195
Unearned ESOP shares	(22,552)	(854)
Accumulated other comprehensive income, net of taxes	1,247	(1,429)
Treasury shares (0 and 2,724,353 shares), at cost	-	(45,261)
Total shareholders' equity	450,237	214,472
Total liabilities and shareholders' equity	$1,783,380	1,947,039

Share Information
Shares outstanding	34,420	31,349
Book value per share - excluding unallocated ESOP shares	$13.89	$6.86
Book value per share - including unallocated ESOP shares	$13.08	$6.84
Closing market price	$13.15	$10.11
Price to book ratio - excluding unallocated ESOP shares	95.73%	147.19%
Price to book ratio - including unallocated ESOP shares	100.53%	147.78%
Asset Quality Data
Total non accrual loans	$38,011	50,961
Real estate owned	18,706	22,663
Total nonperforming assets	$56,717	73,624

Total non accrual to total loans	3.47%	4.66%
Total nonperforming assets to total assets	3.18%	3.78%

Allowance for loan losses	18,706	24,264
Net charge-offs	6,708	11,311
Allowance for loan losses as a % to non-accrual loans	49.21%	47.61%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
	(In thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$10,083	10,914	10,610	9,700	9,561
Provision for loan losses	300	315	285	250	572
Total noninterest income	20,403	23,911	23,196	17,058	17,029
Total noninterest expense	26,553	27,030	27,603	23,632	23,410
Income before income taxes	3,633	7,480	5,918	2,876	2,608
Income tax expense	1,319	2,715	2,148	993	671
Net income	$2,314	4,765	3,770	1,883	1,937
Income per share – basic	$0.08	0.14	0.11	0.05	0.06
Income per share – diluted	$0.08	0.14	0.11	0.05	0.06